Exhibit 16.1

Securities and Exchange Commission
100 F Street,
N.E. Washington, D.C. 20549-7561

December 11, 2015

Dear Sirs/Madams:

We have read Item 4.01 of Central European Media Enterprises Ltd.’s Form 8-K dated December 11, 2015, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte LLP

Deloitte LLP